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                                                                   Exhibit 10.14

                         AMENDMENT TO EMPLOYMENT LETTERS

            WHEREAS Lycos, Inc., a Delaware corporation ("Lycos"), and Robert J. Davis (the "Executive") executed employment letters dated June 21, 1995 and February 7, 1996 (collectively, the "Employment Letters");

            WHEREAS Lycos and the Executive wish to amend the Employment Letters in certain respects as provided herein;

            NOW, THEREFORE, Lycos and the Executive agree as follows:

            1. Change in Control. In the event of a Change in Control (as defined herein), outstanding stock options granted by Lycos to the Executive shall become vested and immediately exercisable on the date of the Change in Control (to the extent not then already vested and exercisable), but only to the extent such acceleration does not result in an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), as determined by Lycos's independent auditors (the "Accounting Firm") after taking into account other payments or benefits the Executive may be entitled to receive (the "Section 280G Limitation"). In the event that certain of the Executive's outstanding stock options will not become vested and immediately exercisable pursuant to the Section 280G Limitation, the Accounting Firm will determine which options will be accelerated upon the occurrence of the Change in Control by determining which of the Executive's options, if accelerated, will provide him the maximum economic value in connection with the
Section 280G Limitation.

            2. Termination Following a Change in Control. (a) If, within two years following a Change in Control, the Executive's employment with Lycos (or its successor) is terminated by Lycos (or its successor) for reasons other than Cause (as defined herein) or the Executive terminates his employment with Lycos (or its successor) for Good Reason (as defined herein), (i) all outstanding stock options granted by Lycos shall become vested and exercisable for a period of 90 days following the date the Executive ceases to be employed by Lycos (or its successor), or until the date on which the option expires by its terms, whichever occurs first and (ii) in the event it shall be determined that any payment or distribution to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Amendment to the

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Employment Agreement) or otherwise, but determined without regard to any additional payments required under this Section 2(a) (ii) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes and Excise Tax) imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment. The Executive's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause if the Executive's employment is terminated prior to a Change in Control without Cause at the direction of Party who has entered into an agreement with the Company the consummation of which will constitute a Change in Control.

            (b) Subject to the provisions of Section 2(c), all determinations required to be made under this Section 2, including whether and when a Gross-Up Payment is required and the amount of such Gross-UP Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Accounting Firm (or such other certified public accounting firm reasonably acceptable to Lycos as may be designated by the Executive) which shall provide detailed supporting calculations both to Lycos and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by Lycos. All fees and expenses of the Accounting Firm shall be borne solely by Lycos. Any Gross-Up Payment, as determined pursuant to this Section 2, shall be paid by Lycos to the Executive within five days of the later of (i) the due date for the payment of any Excise Tax, and (ii) the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon Lycos and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by Lycos should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that Lycos exhausts its remedies pursuant to Section 2(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment

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shall be paid promptly by Lycos to or for the benefit of the Executive.

            (c) The Executive shall notify Lycos in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by Lycos of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise Lycos of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If Lycos notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

            (i) give Lycos any information reasonably requested by Lycos relating to such claim;

            (ii) take such action in connection with contesting such claim as Lycos shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by Lycos;

            (iii) cooperate with Lycos in good faith in order to effectively contest such claim, and

            (iv) permit Lycos to participate in any proceedings relating to such claim;

provided, however, that Lycos shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for an Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 2(c), Lycos shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as Lycos shall determine; provided, however, that if

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Lycos directs the Executive to pay such claim and sue for refund, Lycos shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, Lycos' control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

            (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 2(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to Lycos' complying with the requirements of Section 2(c)) promptly pay to Lycos the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 2(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and Lycos does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

            3. Definitions. The following terms shall have the meanings indicated when used in this Amendment:

            (a) "Cause" shall mean

                  (i) the wilful and continued failure of the Executive to perform substantially the Executive's duties with Lycos or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board of Directors of Lycos ("Board") or the Chairman of Lycos which specifically identifies the manner in which the Board believes that the Executive

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      has not substantially performed the Executive's duties, or

                  (ii) the wilful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to Lycos, or

                  (iii) conviction of a felony or guilty or nolo contendere plea by the Executive with respect thereto.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "wilful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of Lycos. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chairman or a senior officer of the Lycos shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith an in the best interest of Lycos. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board (excluding the Executive if he is a member of the Board) at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

            (b) "Change in Control" shall be deemed to occur if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                  (i) any person (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Act") is or becomes the beneficial owner as defined in Rule 13d-3 under the Act, directly or indirectly, (A) of securities of Lycos (not including in the securities beneficially owned by such person any securities acquired directly from Lycos or its affiliates) representing 20% or more of the combined voting power of Lycos' then outstanding securities; or (B) of securities of Lycos (including in the securities owned by such person any securities acquired directly from Lycos or its affiliates) representing more than

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      50% of the combined voting power of Lycos' then outstanding securities; or

                  (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with Lycos to effect a transaction described in clause
      (i), (iii) or (iv) of this Section 3(b) whose election by the Board or nomination for the election by the Lycos' stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                  (iii) the consummation of (A) a merger or consolidation of Lycos with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of Lycos outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of Lycos, at least 50% of the combined voting power of the voting securities of Lycos, or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of Lycos (or similar transaction) in which no person acquires more than 50% of the combined voting power of Lycos' then outstanding securities or (B) any other transaction as a result of which the shareholders of Lycos immediately prior to such transaction cease to have the ability to designate a majority of the members of the Board; or

                  (iv) the shareholders of Lycos approve a plan of complete liquidation of Lycos or an agreement for the sale or disposition by Lycos of all or substantially all of Lycos' assets.

            (c) "Good Reason" shall mean, in the absence of a written consent of the Executive:

                  (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or

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      responsibilities, or any other action by Lycos which, in the Executive's reasonable judgment, results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by Lycos promptly after receipt of notice thereof given by the Executive;

                  (ii) any failure by the Company to comply with any of the provisions of the Employment Agreement (as amended by this Amendment), other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by Lycos promptly after receipt of notice thereof given by the Executive;

                  (iii) Lycos requiring the Executive to be based at any location other than the Boston, Massachusetts metropolitan area;

                  (iv) any purported termination by Lycos of the Executive's employment otherwise than for Cause;

                  (v) any failure by Lycos to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and for assets of the Company to assume expressly and agree to perform all obligations under the Executive's Employment Agreement, as amended pursuant hereto to the same extent Lycos would be required to perform if no succession had taken place.

            4. Validity/Pooling. The invalidity or unenforceability of any provision of this Amendment to the Employment Letters shall not affect the validity or enforceability of any other provision of this Amendment, which shall remain in full force and effect. If (a) the Board approves a merger or consolidation of Lycos which is intended by the Board to satisfy the accounting rules related to the pooling of interest method of accounting (the "Pooling Rules") and (b) any provision of this Amendment would violate the Pooling Rules, then such provision shall be null and void ab initio. In such event, Lycos and the Executive shall negotiate, in good faith, a replacement provision of equivalent value which does not cause such a violation, provided, and to the extent, that Lycos' outside auditors determine that any such replacement provision is permissible without violating the Pooling Rules.

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            5. Effective Date. This Amendment to the Employment Letters shall be effective as of the date it is executed by both parties.

            IN WITNESS WHEREOF, the parties have caused this Amendment to the Employment Letters to be executed as of the 27th day of August 1999.

                                              LYCOS, INC.,


                                              By: /s/ Thomas E. Guilfoile
                                                  ------------------------------
                                                  Thomas E. Guilfoile

                                                  /s/ Robert J. Davis
                                                  ------------------------------
                                                  Robert J. Davis